Exhibit 99.5

WALL STREET INTERVIEW WITH JAMES ALEXANDER

Transcribed December 8, 2004

                Welcome to the Wall Street Network.  Remember, for a list of our business relationships, you are always encouraged to click on our disclaimer found at the top of our home page.

                Today we’d like to welcome James Alexander - Chairman, President and CEO of Isonics Corporation, trading symbol ISON on the NASDAQ.  Welcome, Mr. Alexander.

                MR. ALEXANDER:  Thank you very much.

                MALE:   Can you give us a brief overview of Isonics and your vision for the company?

                MR. ALEXANDER:   I’d be happy to do that, but first I would like to say that some of the statements I may be making today might be forward looking and I would encourage everyone listening to review our cautionary statements on our Forms 10K and 10Q, that are filed with the SEC.

                                Isonics Corporation is a, more than 10-year old, materials, technology and products company.  We are working in three different areas at the present time.  Our life sciences and health care segment, which has about $8 million dollars in annual revenue, provides radio active and stable isotopes for the imaging and treatment of cancer.  Our semiconductor division provides solutions for the problem of heat buildup in semi-conductor chips.  And our newly formed homeland security and defense corporation provides, is developing products and technologies for dealing with terrorism worldwide.

                MALE:   What is the neutro test prototype device?

                MR. ALEXANDER:   Neutro test is a product that we are developing which uses neutrons to be able to enable first responders to evaluate suspicious packages or baggage with respect to potential explosive materials inside.

                MALE:   And what are some of the advantages of the neutro test over current standard technologies, such as x-rays, for instance?

                MR. ALEXANDER:   Okay.  Well, first of all, NeutroTest is a relatively low price-point portable device that we are developing and there’s really nothing that we know exactly like it out there.  But, you know, neutrons have very interesting characteristics that are very different than x-rays.  X-rays, in particular, look at the density of material and the shape of material, like you would see in a baggage  scanning machine in an airport.  Neutrons, however, can look through things like steel or other dense materials and if neutrons interact with the material inside, give us some, some feedback and allow us to ascertain something about the materials, the chemical composition of the materials inside, which is something that x-rays cannot do.

                MALE:   And when do you expect neutro test to begin gaining traction in the defense and security marketplace

                MR. ALEXANDER:   Well, we’ve been working on neutro test since 2002, and we’ve been doing it on a relatively low level of effort basis, up until earlier this year.  We have recently, as we have announced, they had the actual prototypes in existence, we have been doing some additional engineering on it.  We have brought Dr. Dan Grady, who was previously running our life sciences segment, over to provide additional bandwidth in terms of engineering and commercialization of this product.  And we expect to be able to add another couple of key people who are experienced in the marketing of such products to the military or government markets here in the next couple of months.

                                We’re also improving our prototype, making it more ruggidized and we are producing multiple copies of it for customer evaluation when we start marketing this product in the first quarter of next year.

                MALE:   The company recently announced a letter of intent to acquire Protection Plus Security Consultants.  Please explain why this makes sense for Isonics.

                MR. ALEXANDER:   Okay.  First of all, Protection Plus is a company that provides a wide range of value added security services.  And we look at it as having multiple benefits for Isonics.  First of all, it will provide a real world marketing laboratory for us to evaluate and demonstrate the products and technologies that we plan to produce in our homeland security division.  Secondly, the executives and advisers of Protection Plus have extensive experience and contacts in the industry and customers that we expect to target.  They have experience in the NYPD, FBI and even Interpol, so if this acquisition should occur, it will be very, very important to us.  And finally, they bring revenue.

                                Protection Plus has been around for five years or more.  Their revenue has been growing.  They are a profitable company and they’re projecting $12 million dollars in revenue in 2004.

                                So if this acquisition occurs, it will more than double our top line.  So it’s very important for Isonics.

                MALE:   Can you give us an overview of the company’s current financial position in balance sheet strength__________?

                MR. ALEXANDER:   Okay.  Our financials will be coming out here in the middle of December, it’s our second quarter of our fiscal year 2006.  I really can’t give you too much specific information but I will say that the balance sheet is very strong and we have sufficient working capital to do the things that we currently have on our plan.

                MALE:   What are some of the advantages of the company’s isotopically pure silicon 28-based wafers and its silicon on insulation wafers?

                MR. ALEXANDER:   Okay.  Most of these products address the issue of heat build-up in semiconductor chips.  Silicon 28 is a material that is patented and we own the exclusive license to it.  It is isotopically pure, which means that it has a more perfect crystal structure and heat can be transported through it much more efficiently.  Therefore, a chip, that is a device, that is built from silicon 28 will operate cooler and faster and with higher performance.

                                Silicon on insulator wafers is a product that we are now manufacturing in our fab in Vancouver, Washington.  This is an advanced wafer structure that, by the nature of its insulating characteristics, also provides similar benefit to silicon 28, in that chips made on an SOI wafer work with lower power, higher speed and operate at a lower temperature.

We believe that manufacturing natural silicon SOI wafers will provide us substantial revenue over the coming year.

                                But the real win here is the ultimate combination of silicon 28 material manufactured into an SOI wafer form.

                MALE:   What are some milestones, both strategic and financial, within the next 12 to 18 months, that you think potential investors should watch for the company to achieve?

                MR. ALEXANDER:   Without being too specific, in general, we are working on various strategic relationships in all parts of the company to grow revenue and profitability, to be able to access different markets, to be able to take advantage of technology and relationships of other people working in the same spaces that we are.

                                But probably our most important objective here is to become profitable.  We recognize that a company to be here for the long term must be profitable, and we are working very hard to achieve that.  However, we need to balance the investment in the advanced technologies and the homeland security segment and our semiconductor segment with actually growing revenues and profitability.  So this will be a challenge but we are working very hard and think we have an excellent chance of achieving profitability in the next 18 months.

                MALE:   Do you have any additional closing comments for potential investors?

                MR. ALEXANDER:   I would just like to say that Isonics is a very interesting and multidimensional company.  We have a number of ways that we can be extremely successful with what we are doing.  We have plans in place to achieve those successes, and I think that any investor who is willing to give us the time to execute our plan, to get to where we believe we can go, will be rewarded for their patience.

                MALE:   Finally, does the company have a website where potential investors can get more information?

                MR. ALEXANDER:   We do.  And it’s obviously www.isonics.com.

                MALE:   We thank you again for your time, Mr. Alexander, and we wish you and your company continued success in the future.

                MR. ALEXANDER:   And thank you very much.